FOR IMMEDIATE RELEASE

Highpower International, Inc. Reports Third Quarter 2013 Financial Results

Strongest revenue quarter in company history; Reaffirms full year guidance

San Francisco, USA & Shenzhen, China – November 13, 2013 – Highpower International, Inc. (NasdaqGM: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium rechargeable batteries and battery solutions, today announced financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Highlights

•	Net sales increased 21.9% year-over-year to $38.9 million
•	Sustained growth in lithium battery segment – lithium battery net sales up 31.8% in the third quarter of 2013 over the third quarter of 2012; total lithium battery pieces sold increased 22.5%; and a 39.0% increase in volume per ampere hour
•	Gross margin of 18.6%
•	Net income of $0.7 million, or $0.05 per diluted share

Management Commentary

“We are extremely pleased with the record revenue levels we saw during the quarter for both our major battery business lines,” said Mr. George Pan, Chairman and Chief Executive Officer of Highpower International. “Furthermore, we were able to gain market share in Europe for Ni-MH batteries during the quarter. While our Ni-MH battery business is in a maturing industry, we believe we are very well positioned to continue to be in an advantageous position to capitalize on trends of consolidation in this space.”

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“Highpower’s lithium battery business continues to deliver dramatic growth and we are very excited about the new automated facility in Huizhou. This new factory will be focused on producing lithium batteries for smart phones, tablets, energy storage and electrical vehicles, which we believe are areas with high growth potential in the coming years. The new facility will allow us to triple our existing lithium production capacity in the years to come and service some of the lithium business we are currently unable to address out of our existing lithium battery facilities. We have started small batch production and expect to see material volumes out of the new facility in the first quarter of 2014.” concluded Mr. Pan.

“We are delighted with our current business trajectory. Despite our continued investments to grow our lithium capacity, we are on track to deliver solid revenue growth and remain profitable in 2013,” said Mr. Henry Sun, Chief Financial Officer of Highpower International. “While we are unlikely to see much additional growth in the Ni-MH battery sector, we do think we can be a strong consolidation leader and deliver sound margins because of our industry reputation, product quality, and global customer base. Moreover, we believe our lithium battery business will continue to be our primary growth driver and allow for gross margin expansion over the next few years. At the same time, we remain focused on cost control measures and the prudent use of capital.”

Third Quarter 2013 Financial Results

Net sales for the third quarter ended September 30, 2013 totaled $38.9 million, a year-over-year increase of 21.9% compared with $31.9 million for the third quarter ended September 30, 2012. The increase in sales for the third quarter was due to a $3.6 million increase in net sales of our lithium batteries and a $3.4 million increase in net sales of our Ni-MH batteries. The increase in the number of Ni-MH battery units sold in the three months ended September 30, 2013 was primarily attributable to increased orders from our new customers and the increase in the volume of lithium batteries sold in the three months ended September 30, 2013 was primarily attributable to growth in global demand.

Third quarter 2013 gross profit decreased to $7.2 million, as compared with $7.6 million for the third quarter of 2012. Gross profit margin was 18.6% for the third quarter of 2013, as compared with 23.9% for the third quarter of 2012. The year-over-year decrease in gross profit margin for the third quarter of 2013 was primarily attributable to decreases in the average selling price of batteries sold for the comparable period and an increase in labor costs.

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R&D spending was $1.5 million for the third quarter of 2013, as compared with $1.1 million for the comparable period in 2012, reflecting the expansion of our workforce to expand our research and development and management functions.

Selling and distribution expenses were $1.6 million for the third quarter of 2013, as compared with $1.4 million for the comparable period in 2012. The year-over-year increase in selling and distribution expenses was due to the expansion of our sales force and marketing activities, participation in industry trade shows, and international travel to promote and sell our products globally.

General and administrative expenses were $3.0 million for the third quarter of 2013, as compared with $4.0 million for the third quarter of 2012. The decrease was due to decreased bad debt expenses for the three months ended September 30, 2013.

Net income attributable to the company for the third quarter of 2013 was $742,228, or $0.05 per diluted share, based on 13.7 million weighted average shares outstanding. This compares with third quarter 2012 net income attributable to the company of $644,362 or $0.05 per diluted share, based on 13.6 million weighted average shares outstanding.

Balance Sheet

As of September 30, 2013, Highpower International had cash, cash equivalents and restricted cash totaling $37.1 million, total assets of $143.2 million, and stockholders’ equity of $33.0 million. Bank credit facilities totaled $83.7 million at September 30, 2013, of which $47.1 million was utilized and $36.6 million was available as unused credit.

Outlook

Based on our current expectations for global demand for the rechargeable battery market in 2013 and our continued shift toward mobile power sources, higher-value energy storage systems and transportation products, we are reaffirming our full-year 2013 revenue guidance to be 15% to 20% higher than our 2012 revenue levels. We also reaffirm our expectation that we will be profitable for the full year in 2013.

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Conference Call and Webcast

The Company will host a conference call today at 7:00 a.m. Pacific time/10:00 a.m. Eastern time to discuss these results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 877-941-9205 from the U.S. or 480-629-9771 from outside the U.S. and referencing the reservation code 4650086. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at www.highpowertech.com or www.InvestorCalendar.com.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as mobile devices, computer tablets, electric bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. With over 3,000 employees and advanced manufacturing facilities located in Shenzhen and Huizhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements and involve risks and uncertainties, including, without limitation, the current economic downturn and uncertainty in the European economy adversely affecting demand for our products; fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; changes in the laws of the PRC that affect our operations; our ability to complete construction of and to begin manufacturing operations at our new manufacturing facilities on time; our ability to control operating expenses and costs related to the construction of our new manufacturing facilities; the devaluation of the U.S. Dollar relative to the Renminbi; our dependence on the growth in demand for portable electronic devices and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to continue R&D development to keep up with technological changes; our exposure to product liability, safety, and defect claims; rising labor costs, volatile metal prices, and inflation; changes in foreign, political, social, business and economic conditions that affect our production capabilities or demand for our products; and various other matters, many of which are beyond our control. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Financial Profiles, Inc.

Tricia Ross

+1-916-939-7285

HPJ@finprofiles.com

– financial tables to follow –

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars except Number of Shares)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Net sales	38,852,978	31,868,046	94,429,966	81,848,511
Cost of sales	(31,609,991)	(24,258,038)	(76,689,340)	(64,557,820)
Gross profit	7,242,987	7,610,008	17,740,626	17,290,691

Research and development expenses	(1,531,477)	(1,147,359)	(3,984,942)	(3,265,290)
Selling and distribution expenses	(1,598,397)	(1,423,372)	(4,386,375)	(3,904,771)
General and administrative expenses, including share-based compensation	(2,957,467)	(4,035,269)	(8,375,713)	(8,313,737)
Loss on exchange rate difference	(154,453)	(200,488)	(374,410)	(78,458)
Gain on derivative instruments	45,033	207,576	267,316	240,532
Total operating expenses	(6,196,761)	(6,598,912)	(16,854,124)	(15,321,724)

Income from operations	1,046,226	1,011,096	886,502	1,968,967

Other income	479,288	176,265	976,673	404,483
Interest expenses	(444,706)	(63,935)	(1,146,118)	(377,376)
Income before taxes	1,080,808	1,123,426	717,057	1,996,074

Income taxes expenses	(372,023)	(526,947)	(579,352)	(943,213)
Net income	708,785	596,479	137,705	1,052,861

Less: net loss attributable to non-controlling interest	(33,443)	(47,883)	(104,932)	(98,400)
Net income attributable to the Company	742,228	644,362	242,637	1,151,261

Comprehensive income
Net income	708,785	596,479	137,705	1,052,861
Foreign currency translation gain	232,201	381,765	531,143	225,870
Comprehensive income	940,986	978,244	668,848	1,278,731

Less: comprehensive loss attributable to non-controlling interest	(25,145)	(38,561)	(90,620)	(107,010)
Comprehensive income attributable to the Company	966,131	1,016,805	759,468	1,385,741

Earnings per share of common stock attributable to the Company
- Basic and diluted	0.05	0.05	0.02	0.08

Weighted average number of common shares outstanding
- Basic and diluted	13,657,930	13,582,106	13,607,474	13,582,106

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	September 30,	December 31,
	2013	2012
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	6,434,581	6,627,334
Restricted cash	30,626,456	27,695,569
Accounts receivable, net	33,661,422	25,323,899
Notes receivable	1,457,766	392,242
Prepayments	5,638,324	3,223,795
Other receivables	824,268	802,907
Inventories	17,155,004	16,719,807
Total Current Assets	95,797,821	80,785,553
Property, plant and equipment, net	41,368,522	33,462,369
Land use right, net	4,415,120	4,423,348
Intangible asset, net	662,500	700,000
Deferred tax assets	851,011	762,954
Foreign currency derivatives assets	139,966	255,508
TOTAL ASSETS	143,234,940	120,389,732
LIABILITIES AND EQUITY
LIABILITIES
Current Liabilities:
Accounts payable	32,832,593	27,509,195
Deferred revenue	670,846	661,178
Short-term loan	35,369,536	20,478,604
Notes payable	26,996,368	26,397,200
Other payables and accrued liabilities	6,823,875	4,485,918
Income taxes payable	1,235,975	1,180,469
Current portion of long-term loan	1,953,920	1,925,762
Total Current Liabilities	105,883,113	82,638,326
Long-term loan	4,396,320	5,777,286
TOTAL LIABILITIES	110,279,433	88,415,612
COMMITMENTS AND CONTINGENCIES	-	-

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HIGHPOWER INTERNATIONAL, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Stated in US Dollars except Number of Shares)

	September 30,	December 31,
	2013	2012
	(Unaudited)
	$	$
EQUITY
Stockholders’ equity
Preferred Stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and
outstanding: none)	-	-
Common stock
(Par value : $0.0001, Authorized: 100,000,000 shares, 13,732,106
shares issued and outstanding at September 30, 2013 and 13,582,106 shares issued and outstanding at December 31, 2012)	1,373	1,358
Additional paid-in capital	5,765,277	6,035,230
Statutory and other reserves	2,790,484	2,790,484
Retained earnings	17,534,221	17,291,584
Accumulated other comprehensive income	5,566,695	5,049,864
Total equity for the Company’s stockholders	31,658,050	31,168,520
Non-controlling interest	1,297,457	805,600
TOTAL EQUITY	32,955,507	31,974,120
TOTAL LIABILITIES AND EQUITY	143,234,940	120,389,732
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HIGHPOWER INTERNATIONAL, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Nine months ended September 30,
	2013	2012
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income	137,705	1,052,861
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,832,596	1,668,979
Allowance for doubtful accounts	(3,643)	1,156,434
Loss on disposal of property, plant and equipment	108,652	55,000
Loss (income) on derivative instruments	117,966	(97,029)
Deferred income tax	(76,813)	225,862
Share based payment	159,352	145,459
Changes in operating assets and liabilities
Accounts receivable	(7,918,758)	(3,904,228)
Notes receivable	(1,048,133)	(722,104)
Prepayments	(2,191,905)	629,689
Other receivable	(9,515)	231,388
Inventories	(188,974)	(3,385,965)
Accounts payable	7,255,970	5,412,400
Deferred revenue	-	650,951
Other payables and accrued liabilities	2,251,556	(1,602,391)
Income taxes payable	37,821	459,052
Net cash flows provided by operating activities	463,877	1,976,358
Cash flows from investing activities
Acquisition of plant and equipment	(11,905,424)	(9,626,668)
Acquisition of land use right	-	(1,323,559)
Net cash flows used in investing activities	(11,905,424)	(10,950,227)
Cash flows from financing activities
Proceeds from short-term bank loans	30,408,328	9,866,422
Repayment of short-term bank loans	(15,748,524)	(3,772,049)
Proceeds from long-term bank loans	-	7,899,893
Repayment of long-term bank loans	(1,449,322)	-
Proceeds from notes payable	32,308,322	33,555,477
Repayment of notes payable	(32,097,470)	(27,278,534)
Repayment of letter of credit	-	(2,880,000)
Capital contribution from non-controlling interest	-	947,987
Increase in restricted cash	(2,540,084)	(9,495,213)
Net cash flows provided by financing activities	10,881,250	8,843,983
Effect of foreign currency translation on cash and cash equivalents	367,544	455,068
Net increase (decrease) in cash and cash equivalents	(192,753)	325,182
Cash and cash equivalents - beginning of period	6,627,334	5,175,623
Cash and cash equivalents - end of period	6,434,581	5,500,805
Supplemental disclosures for cash flow information :
Cash paid for :
Income taxes	618,344	258,300
Interest expenses	1,146,118	917,662
Non-cash transactions
Accounts payable for construction in progress	1,408,336	2,285,517

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